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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-37584 and 333- 92467) of Crossroads Systems, Inc. and Subsidiaries of our report dated November 28, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 28, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Austin, Texas
January 12, 2001